UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Bookham, Inc.
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BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134
Notice of Annual Meeting of Stockholders
To be held on November 1, 2006
To the stockholders of Bookham, Inc.:
      The annual meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Wednesday, November 1, 2006 at 3:00 p.m., local time, at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, for the purpose of considering and voting upon the following matters:

1. To elect one Class II director for the ensuing three years;

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.
      Our board of directors has no knowledge of any other business to be transacted at the annual meeting.
      We are enclosing a copy of our annual report to stockholders for the fiscal year ended July 1, 2006 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.
      Holders of record of our common stock at the close of business on September 15, 2006 are entitled to receive this notice and to vote at the annual meeting.
      We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors
September 29, 2006

Proxy Statement
PROPOSAL 1 -- ELECTION OF CLASS II DIRECTOR
Stock Performance Graph
PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS
Appendix A
Appendix B

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134
Proxy Statement
For the Annual Meeting of Stockholders
To be held on November 1, 2006
       This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Wednesday, November 1, 2006 at 3:00 p.m., local time, at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, California, including any postponements or adjournments thereof.
      The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended July 1, 2006, which we sometimes refer to as “fiscal 2006,” and the enclosed proxy are first being mailed to stockholders on or about September 29, 2006.
Voting of Proxies
      All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.
      A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.
      Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Stockholders Entitled to Vote
      Our board of directors has fixed September 15, 2006 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 15, 2006, there were 66,674,908 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.
Votes Required
      The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

      If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of votes cast or shares voting on that matter.
      The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class II director. The affirmative vote of the holders of a majority of the shares present or represented and voting on the matter at the annual meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.
Security Ownership of Certain Beneficial Owners and Management
      The following table shows the number of shares of our common stock beneficially owned as of August 31, 2006 by each entity or person who is known to us to own 5% or more of our common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of August 31, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 57,978,908 shares of common stock outstanding as of August 31, 2006.
      The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

				Options
	Shares Beneficially			Included in Shares
	Owned			Beneficially Owned

Name of Beneficial Owner	Number		Percent	Number

5% Stockholders
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	6,907,900		11.9%	—
GLG North American Opportunity Fund(2) c/o GLG Partners 1 Curzon Street London W1J 5HB England	4,697,026		8.1%	—
Nortel Networks Corporation(3) 8200 Dixie Road Brampton, Ontario L6T 5P6 Canada	3,999,999		6.9%	—
Executive Officers and Directors
Stephen Abely	315,850		*	—
Giorgio Anania	624,265		1.1%	138,093
Jim Haynes	152,718		*	27,718
Stephen Turley	90,000		*	—
Peter Bordui	26,150		*	16,150
Joseph Cook	27,783		*	17,783
Lori Holland	68,664		*	58,664
W. Arthur Porter	59,743		*	49,743
David Simpson	81,591	(4)	*	61,591
All executive officers and directors as a group (10 persons)	1,538,575		2.7%	391,553

*	Represents beneficial ownership of less than 1%.

(1)	Fidelity Management & Research Company is the beneficial owner of 6,887,303 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp. each has sole power to dispose of these 6,887,303 shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with the funds’ Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees. Fidelity Management Trust Company is the beneficial owner of 20,597 shares as a result of its serving as an investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp. each has sole dispositive power over these 20,597 shares and sole power to vote or to direct the voting of these 20,597 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The interest of one person, Fidelity Small Cap Independence, an investment company registered under the Investment Company Act of 1940, in our common stock amounted to 3,014,900 shares. This information is based on a Schedule 13G filed by FMR Corp. with the SEC on April 10, 2006.

(2)	Of these shares, 110,000 are held by GLG European Opportunity Fund, 3,229,000 are held by GLG North American Opportunity Fund, 836,000 are held by GLG Technology Fund, 306,400 are held by GLG Investments plc through its subfund GLG North American Equity Fund, 13,038 are held by Lyxor/ GLG Pan European Equity Fund Ltd., 63,600 are held by The Century Fund SICAV, 4,843 are held by Orchestra Sub-Funds SPC, 35,702 are held by GLG Equities Long-Short CI, 7,800 are held by Citi GLG European Hedge Fund Ltd, 59,779 are held by Lyxor/ GLG North American Alternative

Equity Fund Ltd, 28,539 are held by Citi GLG North American Fund Ltd., and 2,325 are held by Sphinx Long/ Short GLG Fund. The information is based on a Schedule 13G filed by GLG North American Opportunity Fund with the SEC on December 23, 2005.

(3)	The information is based on an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004.

(4)	Of these shares, 10,000 are jointly owned by Dr. Simpson’s spouse.
PROPOSAL 1 — ELECTION OF CLASS II DIRECTOR
      We have three classes of directors, currently consisting of three Class I directors, one Class II director and two Class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2008, 2006 and 2007, respectively, and until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Lori Holland is currently serving as a Class II director. If Ms. Holland is elected this year, she will be elected to serve as a member of our board of directors until the 2009 annual meeting of stockholders, or until her successor is elected and qualified.
      The persons named in the enclosed proxy will vote to re-elect Ms. Holland as a Class II director unless the proxy is marked otherwise. Ms. Holland has indicated her willingness to serve on our board of directors, if elected; however, if she should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Ms. Holland would be unable to serve if elected.
      For each member of our board of directors there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves as a director and his or her age and length of service as one of our directors. There are no family relationships among any of our directors and executive officers. Dr. Bordui was selected by New Focus to join our board of directors pursuant to the terms of our agreement and plan of merger with New Focus.
Term Expiring 2006
      Lori Holland, 48, has served as a director since September 2004. Ms. Holland served as a director of Bookham Technology plc from April 1999 until September 2004. Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Ms. Holland serves as a director and audit committee member of Credence Systems Corporation, a test equipment supplier to the semiconductor industry, based in Silicon Valley and as a director and audit committee chair of WiderThan, a mobile Internet company. Ms. Holland received a BS in Economics from California Polytechnic University.
Terms Expiring 2007
      Peter F. Bordui, 46, has served as a director since September 2004 and as chairman of the board of directors since February 2005. Dr. Bordui served as a director of Bookham Technology plc from March 2004 until September 2004. Dr. Bordui served on the board of directors of New Focus from December 2001 to March 2004. From January 1999 to December 2001, Dr. Bordui served first as Vice President and General Manager, Netherlands and then as Vice President and General Manager, Source Lasers for JDS Uniphase Corporation, a fiber optic communications product manufacturer. Dr. Bordui also serves as director of Polytech Ventures, a Swiss-based investment fund. Dr. Bordui holds a BS, MS and PhD in Materials Science and Engineering from the Massachusetts Institute of Technology.
      David Simpson, 79, has served as a director since September 2004. Professor Simpson served as a director of Bookham Technology plc from March 1995 to June 2004. Professor Simpson served as the vice chairman of

Bookham Technology plc’s board of directors from August 2000 to June 2004 and, before assuming that position, served as the chairman of the board of directors of Bookham Technology plc. In 1992, the Queen awarded Professor Simpson the CBE for services to the electronics industry. Professor Simpson currently serves as chairman of Simpson Research Ltd., a private consulting company, and as a director of several privately-held companies, including Environcom Ltd., a recycling company, Conjunct Ltd., a chip design company and MIMIV Ltd., a display company. Professor Simpson has received honorary doctorates in Science and Technology from Heriot Watt, Abertay and Napier Universities in Scotland and he is a Fellow of the Royal Society of Edinburgh.
Terms Expiring 2008
      Giorgio Anania, 47, has served as a director since June 2004, as our Chief Executive Officer since September 2004 and as our President since March 2005. Dr. Anania has served as a director of Bookham Technology plc since February 2001. He also served as Chief Executive Officer of Bookham Technology plc from February 2001 until September 2004. From August 2000 to March 2004, he served as President of Bookham Technology plc. From October 1998, when he joined Bookham Technology plc, until August 2000, Dr. Anania was the Senior Vice President, Sales and Marketing of Bookham Technology plc. Dr. Anania has a BA(Hons) in Physics from Oxford University and an MA and PhD in Plasma Physics from Princeton University. Before joining Bookham, he was Vice President, Sales and Marketing and Business Development at Flamel Technologies, a French NASDAQ-quoted drug delivery company he helped take public. He previously worked at OC&C Strategy Consultants in Paris, at Raychem Corporation in California and Italy and at Booz Allen & Hamilton, Management Consultants.
      Joseph Cook, 54, has served as a director since September 2004. Mr. Cook served as a director of Bookham Technology plc from February 2002 until September 2004. Mr. Cook is Vice President of Engineering at Verizon and has served in that position since the merger with MCI in January 2006. He previously served in a similar role at MCI beginning in 1999. Mr. Cook is a member of the advisory boards of the University of Texas at Dallas and Oklahoma State University. Mr. Cook holds a BA and a Masters in Business Administration from Dallas Baptist University in Texas and an Associates degree in engineering from Prince George’s Community College in Maryland. Mr. Cook holds a patent for narrowband optical DWDM devices.
      W. Arthur Porter, 65, has served as a director since September 2004. Dr. Porter served as a director of Bookham Technology plc from February 1998 until September 2004. Since July 1998, Dr. Porter has been Vice President of Technology Development at the University of Oklahoma. From July 1998 to June 2005, Dr. Porter was Dean of Engineering at the University of Oklahoma and is now Regents’ Chair and University Professor. Dr. Porter serves as a director of Electro Scientific Industries (ESI), Stewart Information Services Corporation and Southwest Nano Technologies, Inc. He has a PhD in Interdisciplinary Engineering from Texas A&M University, is a fellow of the Institute of Electrical and Electronics Engineers, and a recipient of its Centennial Medal for extraordinary achievement.
Non-Director Executive Officers
      Stephen Abely, 49, has served as our Chief Financial Officer since September 2004. Mr. Abely served as Chief Financial Officer of Bookham Technology plc from October 2001 to September 2004. From August 2000 until August 2001, Mr. Abely was the Chief Financial Officer of Arescom Technology, a private broadband access equipment provider based in California. Previously, Mr. Abely was an independent consultant from May 1999 to August 2000, during which time he served as interim Chief Financial Officer for two privately-held companies. Mr. Abely holds a BS in Business Administration from Northeastern University in Boston.
      James Haynes, 44, has served as Chief Operating Officer since March 2005 and as acting Chief Technology Officer since June 2005. From August 2004 to March 2005, Mr. Haynes was the Officer VP, U.K. Operations, of Bookham Technology plc. From June 2003 to August 2004, Mr. Haynes served as VP Operations and Site Leader, Caswell for Bookham, Inc. From December 2000 to June 2003, Mr. Haynes

served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation.
      Adrian Meldrum, 36, has served as our Vice President, Sales and Marketing since July 2005. From November 2004 to July 2005, Mr. Meldrum served as our Vice President, Communication Sales. Mr. Meldrum previously served as Vice President, Business Development and held various positions in business development and product management roles after joining Bookham in 2001. From 2000 to 2001, Mr. Meldrum served as Product Line Manager for JDS Uniphase Corp., a manufacturer of fiber optic products, in the United Kingdom and joined JDS Uniphase Corp. through their acquisition of SDL in 2000. Mr. Meldrum holds a BSc in Physics from Manchester Metropolitan University.
      Stephen Turley, 52, has served as our Chief Commercial Officer since September 2004. Dr. Turley joined Bookham as Chief Commercial Officer of Bookham Technology plc in October 2001. From June 2000 to September 2001, he was Vice President, Strategic Partnerships, with Nortel Networks’ High Performance Optical Component Solutions group. Dr. Turley has a BA in Physics from Oxford University and a PhD in Semiconductor Laser Physics from Sheffield University.
Director Compensation
      We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director receives an annual retainer of $20,000, an additional $3,000 for each in-person meeting of our board of directors and $500 for each teleconference of our board of directors or committee of our board of directors the director attends. The chairman of our board of directors receives an annual retainer of $80,000. In addition, the chairman of our audit committee receives an annual fee of $36,000, the chairman of our compensation committee receives an annual fee of $16,000 and the chairman of our nominating and corporate governance committee receives an annual fee of $16,000. Each member of the compensation committee and each member of the nominating and corporate governance committee receives an annual fee of $4,000 for serving on such committee and each member of the audit committee receives an annual fee of $8,000 for serving on such committee. Each year at our annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory stock option to acquire 10,000 shares of our common stock and an award of restricted stock or restricted stock units for 10,000 shares of our common stock under our 2004 stock incentive plan, provided that the director is serving as a director both immediately before and immediately after the annual meeting. The options vest immediately and the restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date. The shares of restricted stock or restricted stock units vest in full upon a consummation of a change in control of Bookham, provided that the director serves as a director until such date. In our discretion, we may grant additional equity awards to our non-employee directors under our 2004 stock incentive plan.
      We have a director’s fee agreement with Ms. Holland, which became effective on August 1, 2002 and which provides for the annual payment to Ms. Holland of $40,000 as indicated above for service as a member and chair of our audit committee as well as our audit committee financial expert. The agreement does not provide for any benefits if Ms. Holland ceases to be a director.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during fiscal 2006, other than a late Form 4 filing by David Simpson reporting a sale of shares of our common stock, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Executive Compensation

Summary Compensation Table
      We were incorporated on June 29, 2004 and on September 10, 2004, pursuant to a scheme of arrangement under UK law, we became the holding company of Bookham Technology plc, a public limited company incorporated in England and Wales. In contemplation of the scheme of arrangement, Bookham Technology plc changed its fiscal year end from December 31 to the Saturday closest to June 30.
      The following table provides information about the compensation for the year ended July 1, 2006, the year ended July 2, 2005, the period from January 1, 2004 to July 3, 2004 and the year ended December 31, 2003 of the individual who served as Chief Executive Officer during the year ended July 1, 2006 and our other executive officers during the year ended July 1, 2006. Compensation information prior to September 10, 2004, the effective date of the scheme of arrangement, reflects compensation from Bookham Technology plc.
      In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the persons shown in the table.
Summary Compensation Table

							Long-Term Compensation
	Annual Compensation
									Securities
	Fiscal				Other Annual		Restricted Stock		Underlying		All Other
Name and Principal Position(1)	Year		Salary	Bonus	Compensation		Awards($)		Options		Compensation(2)

Giorgio Anania(3)	2006		$454,879	$554,730	$68,665	(4)	1,841,250	(5)	375,000		$40,939
President and Chief	2005		$424,992	$—	$68,140	(6)	445,175	(7)	120,000		$38,249
Executive Officer	2004	(8)	$212,496	$39,843	$18,151		—		150,673	(7)	$19,125
	2003		$327,244	$—	$33,276		—		203,559	(7)	$26,998
Stephen Abely	2006		$328,362	$386,750	$21,840		1,227,500	(9)	250,000		$—
Chief Financial	2005		$330,173	$37,000	$8,854		309,399	(10)	60,000	(10)	$—
Officer	2004	(8)	$150,518	$14,112	$31,874		—		40,754	(10)	$—
	2003		$247,912	$—	$53,124		—		88,516	(10)	$—
Jim Haynes(11)	2006		$264,051	$103,735	$16,642		613,750	(12)	125,000		$10,562
Chief Operating	2005		$301,036	$85,309	$19,922		—		14,000		$—
Officer and Acting Chief Technology Officer
Stephen Turley	2006		$303,252	$144,045	$22,189		441,900	(13)	50,000		$27,293
Chief Commercial	2005		$290,411	$—	$58,502		—		30,000		$26,137
Officer	2004	(8)	$145,206	$13,614	$10,625		—		22,603		$13,069
	2003		$265,620	$—	$19,479		—		30,813		$21,914

(1)	Dollar amounts have been converted at the exchange rate in effect on July 1, 2006 of £1.00 = $1.8491.

(2)	Consists of pension contributions.

(3)	Dr. Anania became President of Bookham in March 2005.

(4)	Includes a car allowance of $37,907.

(5)	On November 11, 2005, Dr. Anania was awarded 375,000 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on November 11, 2005, $4.91, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 1, 2006, based on the closing price of a share of our common stock on June 30, 2006, $3.36, was $1,260,000. These shares are entitled to receive dividends. One-half of the shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

(6)	Includes a car allowance of $36,301.

(7)	On February 9, 2005, Dr. Anania was awarded 147,409 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on February 9, 2005, $3.02, by the number of shares of restricted stock awarded. Options to purchase 18,941 shares of common stock granted in 2004, 203,559 shares of common stock granted in 2003 and 143,136 shares of common stock granted in 2002 were cancelled in connection with this award. These shares vested in full on February 9, 2006.

(8)	Consists of the six-month period from January 1, 2004 to July 3, 2004.

(9)	On November 11, 2005, Mr. Abely was awarded 250,000 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on November 11, 2005, $4.91, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 1, 2006, based on the closing price of a share of our common stock on June 30, 2006, $3.36, was $840,000. These shares are entitled to receive dividends. One-half of the shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

(10)	On February 9, 2005, Mr. Abely was awarded 102,450 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on February 9, 2005, $3.02, by the number of shares of restricted stock awarded. Options to purchase 263,770 shares of common stock held by Mr. Abely were cancelled in connection with this award. These shares vested in full on February 9, 2006.

(11)	Mr. Haynes became an executive officer of Bookham in March 2005.

(12)	On November 11, 2005, Mr. Haynes was awarded 125,000 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on November 11, 2005, $4.91, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 1, 2006, based on the closing price of a share of our common stock on June 30, 2006, $3.36, was $420,000. These shares are entitled to receive dividends. One-half of the shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

(13)	On November 11, 2005, Dr. Turley was awarded 90,000 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on November 11, 2005, $4.91, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 1, 2006, based on the closing price of a share of our common stock on June 30, 2006,

$3.36, was $302,400. These shares are entitled to receive dividends. Of these shares, 40,000 vest in full on the first anniversary of the grant date. The remaining 50,000 shares vest as follows: one-half of the shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date; the remaining shares of restricted stock vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

Stock Options
      The following table contains information concerning stock option grants we made in the year ended July 1, 2006 to each of the executive officers identified in the Summary Compensation Table above. Each stock option grant has a term of ten years and vests as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date.
      Amounts described in the following table under the heading “Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
Option Grants During Fiscal 2006

					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		Option Term(1)
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Giorgio Anania	375,000	7.40%	$4.91	11/11/2015	$1,157,952	$2,934,478
Stephen Abely	250,000	4.93%	$4.91	11/11/2015	$771,968	$1,956,319
Jim Haynes	125,000	2.47%	$4.91	11/11/2015	$385,984	$978,159
Stephen Turley	50,000	0.99%	$4.91	11/11/2015	$154,394	$391,264

(1)	Consists of amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of the option grants over the term of the respective option.

Option Exercises and Fiscal Year-End Option Values
      The following table sets forth information concerning options exercised during the year ended July 1, 2006 by each of the executive officers identified in the Summary Compensation Table above and the number and value of unexercised stock options held by each of those executive officers. Amounts described in the following table under the heading “Value Realized” represent the difference between the aggregate fair market value of the underlying shares of our common stock on the date of exercise and the aggregate exercise price. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based on the aggregate fair market value of the underlying shares of our common stock on July 1, 2006 ($3.36 per share), less the aggregate option exercise price.
Aggregated Option Exercises in Fiscal Year 2006 and
Fiscal Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		July 1, 2006		July 1, 2006
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Giorgio Anania	—	—	56,250	438,750	—	—
Stephen Abely	—	—	—	250,000	—	—
Jim Haynes	—	—	6,563	132,437	—	—
Stephen Turley	—	—	—	50,000	—	—
Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of July 1, 2006:

	(a)		(b)	(c)

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to		Weighted-Average	Equity Compensation
	be Issued Upon Exercise		Exercise Price of	Plans (Excluding
	of Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights(1)		Warrants and Rights	Column (a))(2)

Equity compensation plans approved by security holders(3)	6,014,385	(4)	$5.27	2,611,858	(5)
Equity compensation plans not approved by security holders	—		—	—

Total	6,014,385	(4)	$5.27	2,611,858	(5)

(1)	This table excludes an aggregate of 1,307,284 shares of common stock issuable upon exercise of outstanding options we assumed in connection with the scheme of arrangement pursuant to which Bookham Technology plc became our wholly-owned subsidiary. The weighted average exercise price of these options as of July 1, 2006 was $19.57. At the time of the scheme of arrangement, we provided that no further equity awards would be made under the Bookham Technology plc equity plans.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after July 1, 2006, 1,611,858 shares under the 2004 stock incentive plan, as amended, may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the following equity compensation plans: the 2004 stock incentive plan, as amended, the 2004 employee stock purchase plan and the 2004 sharesave scheme.

(4)	Consists of options granted under the 2004 stock incentive plan, as amended. The number of shares of common stock does not include 1,349,859 shares of restricted stock and restricted stock units granted under the 2004 stock incentive plan, as amended, 1,611,858 shares of common stock currently reserved for issuance under the 2004 stock incentive plan, as amended, 500,000 shares of common stock reserved for issuance under the 2004 employee stock purchase plan or 500,000 shares of common stock reserved for issuance under the 2004 sharesave scheme.

(5)	Includes 500,000 shares of common stock issuable under the 2004 employee stock purchase plan and 500,000 shares of common stock issuable under the 2004 sharesave scheme.
Report of the Compensation Committee on Executive Compensation
      This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our executive officers and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices. The committee believes that Bookham’s executive compensation program provides an overall level of compensation that is comparable to other companies within its industry and among companies of comparable size and complexity.

General Compensation Policy
      The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable Bookham to attract and retain qualified executives,

•	create a performance-oriented environment by rewarding executives for the achievement of Bookham’s business objectives and/or achievement in an individual executive’s particular area of responsibility and

•	provide executives with equity incentives in Bookham so as to link a portion of the executives’ compensation with the performance of Bookham’s common stock.

Components of Compensation
      To achieve these goals, the executive compensation program consists principally of the following three elements:

•	base salary,

•	cash bonuses and

•	stock-based incentives in the form of participation in Bookham’s equity plans.

General Factors for Establishing Compensation
      The compensation committee reviews the executive compensation of industry peers with which Bookham competes for employees to compare the competitiveness of Bookham’s executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also subjectively considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary
      Salaries for executive officers, including the chief executive officer, are generally subjectively determined on an individual basis by evaluating the following:

•	the executive’s scope of responsibility, performance, prior employment experience and salary history,

•	Bookham’s financial performance, including increases in its revenues and profits, if any,

•	internal consistency within Bookham’s salary structure,

•	consideration of market conditions and competitors.

Incentive Compensation
      Cash bonuses have historically been included as part of the compensation packages of Bookham’s executive officers. Bookham’s executive officers are eligible to participate in Bookham’s bonus program, which provides for the payment of bonuses upon the achievement of revenue targets and personal objectives. In the case of Bookham’s executive officers, these targets and objectives, including those for fiscal 2006, are established by the compensation committee. Cash bonuses are based on a percentage of base compensation and are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end. Bonuses can be up to 100% of the chief executive officer’s base salary and up to 50% of the base salary of other executive officers. We paid bonuses totaling $1,189,260 to our executive officers for fiscal 2006 based on achievement of revenue targets, personal objectives and pursuant to the terms of retention bonus agreements granted in fiscal year 2005.

Long-term Incentive Compensation
      The compensation packages of Bookham’s executive officers, including the chief executive officer, also include stock-based incentives in the form of stock options and restricted stock. These incentives are designed to provide an incentive to executives to maximize stockholder value and assist in the retention of these executives.
      The size of the equity award made to each executive officer is subjectively determined after consideration of the following factors:

•	an evaluation of the executive’s past performance,

•	the total compensation being paid to the executive,

•	the anticipated value of the executive’s contribution to Bookham’s future performance,

•	the executive’s scope of responsibility,

•	the executive’s current position with Bookham,

•	the size of equity awards granted to the executive officer during previous fiscal years and

•	comparability with equity awards made to other Bookham executives.
      In order to promote a longer term management focus and to provide incentive for continued employment with Bookham, stock option awards generally become exercisable over a four year period, with the exercise price being equal to 100% of the fair market value of Bookham’s common stock on the date of grant, and restricted stock awards generally vest over a four-year period. The compensation committee from time to time grants equity awards with performance-based vesting to Bookham’s executive officers in an effort to provide an incentive to executive officers to improve Bookham’s financial performance.
      In fiscal 2006, options to purchase an aggregate of 800,000 shares of common stock and restricted stock awards for an aggregate of 840,000 shares of common stock were granted to all of our executive officers. An aggregate of 420,000 shares of common stock underlying restricted stock grants made to executive officers had vesting provisions relating to earnings targets, which were not met in fiscal 2006, and, accordingly, did not vest.
      In light of the reduced dilution to stockholders that can be achieved through restricted stock grants, and the adoption of FAS 123R, which eliminates the material accounting differences in the treatment of option and restricted stock grants, the compensation committee anticipates that it will continue to recommend making restricted stock grants, rather than option grants, to executive officers.
      The compensation committee continues to evaluate the appropriate weighting of base salary, cash bonus and equity compensation, taking into account the aggregate value of the annual compensation for our executive officers, including our chief executive officer.

Chief Executive Officer’s Compensation
      Dr. Anania has served as our chief executive officer since September 2004 and has served as the chief executive officer of Bookham Technology plc since February 2001. Pursuant to his employment agreement, which is more fully described below, Dr. Anania received a base salary of $454,879 for fiscal 2006. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of our other executive officers.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for certain compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was granted under a plan approved by the public stockholders and such plan provides a limit on the number of shares with respect to which awards may be granted during a specified period to any individual. Based on the compensation awarded to our chief executive officer and our three other executive officers for fiscal 2006, it does not appear that the Section 162(m) limitation will have a significant impact on Bookham in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when the committee believes that such payments are appropriate and in the best interests of Bookham and its stockholders, after taking into account changing business conditions or the officer’s performance. Although the compensation committee considers the impact of Section 162(m) when administering its long-term incentive compensation plans, the committee does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the compensation committee may deem it appropriate at times to forgo qualified performance-based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible.
      By the compensation committee of the board of directors of Bookham, Inc.

Joseph Cook, Chairman
W. Arthur Porter
Peter Bordui

Stock Performance Graph
      Our common stock began trading on the NASDAQ National Market (now the NASDAQ Global Market) on September 10, 2004. Before that date there was no established public trading market for our common stock. Prior to the closing of the scheme of arrangement on September 10, 2004, pursuant to which Bookham Technology plc became our wholly-owned subsidiary, Bookham Technology plc’s ordinary shares were quoted on the Official List of the United Kingdom Listing Authority and its American Depositary Shares, or ADSs, were quoted on the NASDAQ National Market. Each ADS represented one ordinary share. In the scheme of arrangement, every ten ordinary shares of Bookham Technology plc were exchanged for one share of our common stock. As a result, information prior to September 10, 2004 included in the stock performance graph above is based on the price of Bookham Technology plc ADSs on the NASDAQ National Market, adjusted to reflect the 10 for 1 exchange ratio in the scheme of arrangement.
      The stock performance graph compares the percentage change in cumulative stockholder return on our common stock or Bookham Technology plc ADSs, as applicable, for the period from December 31, 2001 through July 1, 2006, with the cumulative total return on the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index. In contemplation of the scheme of arrangement, Bookham Technology plc changed its fiscal year end from December 31 to the Saturday closest to June 30. Accordingly, the measurement period for the stock performance graph above covers the fiscal years ended December 31, 2001, 2002 and 2003, the six-month transition period ended July 3, 2004, the fiscal year ended July 2, 2005 and the fiscal year ended July 1, 2006.
      The graph assumes the investment of $100.00 in Bookham Technology plc ADSs (at the closing price of the Bookham Technology plc ADSs on December 31, 2001, adjusted to reflect the 10 for 1 exchange ratio in the scheme of arrangement), the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index on December 31, 2001 and assumes dividends, if any, are reinvested.

	December 31,	December 31,	December 31,	July 3,	July 2,	July 1,
	2001	2002	2003	2004	2005	2006

Bookham, Inc.	$100.00	$40.82	$102.04	$36.73	$12.82	$13.71

NASDAQ Stock Market (U.S.)	$100.00	$70.89	$105.34	$107.96	$108.69	$115.92

NASDAQ Telecommunications Index	$100.00	$56.60	$106.73	$116.99	$105.70	$115.01

Employment, Change of Control and Severance Arrangements
      Each of Drs. Anania and Turley and Messrs. Abely and Haynes has an employment agreement with Bookham Technology plc. These agreements describe the individual’s salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation. The agreements also contain a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes. Dr. Anania’s agreement also contains a non-competition clause prohibiting Dr. Anania from dealing with our customers or prospective customers, and a non-solicitation clause prohibiting Dr. Anania from dealing with certain of our suppliers, prospective suppliers, senior executives, salespersons and other key employees, for a period of twelve months after he has stopped working for us. The agreement with Mr. Haynes contains similar prohibitions, as well as a prohibition on being employed by or otherwise involved with any competitor of ours for a period of six months after he has stopped working for us.
      Our executive officers are elected by our board of directors and serve at its discretion, subject generally to a three- or four-month notice period, except for Dr. Anania, whose employment agreement provides for a twelve-month notice period. The agreements provide that the notice period does not apply if the officer is being terminated for cause, which is defined to include gross misconduct, conduct which our board of directors determines brings the individuals or us into disrepute or a serious breach of the employment agreement.
      Each of Drs. Anania and Turley and Mr. Abely has entered into a bonus agreement with us that provides for the payment of £300,000 in the case of Dr. Anania and £150,000 in the case of each of the other individuals, in the event of a change in control, provided that the individual is employed by us:

•	on the date of the closing of the change in control,

•	one month prior to our entering into an agreement for sale of our assets, a merger or consolidation or a sale of our share capital described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control, or

•	one month prior to a change in the composition of our board of directors described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control.
      A change in control is defined as:

•	a sale of all or substantially all of our assets,

•	a merger or consolidation of Bookham in which our voting securities outstanding immediately prior to the merger or consolidation no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the merger or consolidation,

•	a sale, transfer or disposition of any part of our share capital to any person that results in that person, together with any other person acting in concert with that person, holding more that 50% of our issued share capital or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on July 20, 2004 or who are nominated or elected after July 20, 2004 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.
      We have entered into a restricted stock agreement with Dr. Turley, pursuant to which Dr. Turley received 40,000 shares of restricted stock. The shares of restricted stock will vest in full on the earlier of November 11, 2006, provided that Dr. Turley has been continuously employed by Bookham through that date, or the termination of Dr. Turley’s employment without cause or by Dr. Turley for good reason. The shares of restricted stock will vest in full upon the consummation of a change of control, provided that Dr. Turley is continuously employed by Bookham through such date.

      Under Dr. Turley’s restricted stock agreement, “cause” means any willful failure by Dr. Turley, which failure is not cured within 30 days of written notice to Dr. Turley from us, to perform his material responsibilities to us or willful misconduct by Dr. Turley which affects our business reputation. “Good reason” means any significant diminution in Dr. Turley’s title, authority or responsibilities or any reduction in the annual cash compensation payable to Dr. Turley.
      We have also entered into restricted stock agreements with Mr. Abely, Dr. Anania, Mr. Haynes and Dr. Turley pursuant to which these individuals received 250,000, 375,000, 125,000 and 50,000 shares of restricted stock or restricted stock units, respectively, on November 11, 2005. One-half of these shares of restricted stock or restricted stock units vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards will vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control, provided that the grantee is continuously employed by Bookham through such date.
      Under the restricted stock agreements, “change of control” means:

•	a sale of all or substantially all of our assets,

•	a merger, consolidation, reorganization, recapitalization or share exchange involving Bookham with any corporation in which our voting securities outstanding immediately prior to the transaction no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the transaction,

•	a sale, transfer or disposition of any shares of our stock as a result of which our existing stockholders do not continue to hold as a group stock representing more than 50% of our total voting securities or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on November 11, 2005 or who are nominated or elected after November 11, 2005 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.
Compensation Committee Interlocks and Insider Participation
      In the year ended July 1, 2006, our compensation committee consisted of Peter Bordui, Joseph Cook and W. Arthur Porter. During the year ended July 1, 2006, no executive officer of Bookham served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.
Certain Relationships and Related Transactions

Nortel Networks
      We are party to several agreements with Nortel Networks and its affiliates as a result of Bookham Technology plc’s acquisition of the optical components business of Nortel Networks in November 2002. According to an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004, as of December 2, 2004, Nortel Networks Corporation held 3,999,999 shares of our common stock, which represents approximately 6.9% of our outstanding shares of common stock as of August 31, 2006.

      Relationship Deed. The relationship deed provides, among other things, that

•	Nortel Networks will abstain from voting its shares for as long as it owns 5% or more of our issued and outstanding shares,

•	all transactions between us and Nortel Networks (or any of its group members) are made at arm’s length and on a normal commercial basis,

•	Nortel Networks will not exercise its voting rights to procure any variation to our certificate of incorporation that is contrary to anything contained in the relationship deed and

•	Nortel Networks will only be entitled to vote on any proposed stockholder resolution that would have the effect, if passed, of varying or suspending any rights attaching to shares of our common stock held by Nortel Networks or that would result in Nortel Networks’ rights becoming different from the rights of other stockholders.
      Supply Agreement. Our supply agreement with Nortel Networks Limited has been amended three times by an addendum, most recently in January 2006. Under the supply agreement, as amended, Nortel Networks Limited is obligated to purchase $72 million of our products through calendar 2006.
      The supply agreement requires us to grant a license for the assembly, test, post-processing and test intellectual property (but excluding wafer technology) of certain critical products to Nortel Networks and to any designated alternative supplier if at any time we:

•	are unable to manufacture critical products for Nortel Networks Limited in any material respect for a continuous period of not less than six weeks or

•	are subject to an insolvency event, such as a petition or assignment in bankruptcy, appointment of a trustee, custodian or receiver, or enter into an arrangement for the general benefit of creditors.
      In addition, if there is an insolvency event, Nortel Networks Limited has the right to buy all Nortel inventory we hold, and we will be obligated to grant a license to Nortel Networks Limited or any alternative supplier for the manufacture of all products covered by the first supply agreement addendum.
      The licensing and related obligations terminate on February 7, 2007, unless the license has been exercised, in which case the obligations would terminate 24 months from the date the license was exercised, provided that at that time, among other things, we are able to meet Nortel Networks’ demand for the subject products.
      Registration and Lock-Up Agreement. On January 13, 2006 we entered into a Registration and Lock-Up Agreement with Bookham Technology plc and Nortel Networks Corporation pursuant to which we agreed to register for resale 3,999,999 shares of our common stock held by Nortel Networks and Nortel Networks Corporation agreed to not sell or transfer those shares prior to July 1, 2006.
      Loan Notes and Security Agreements. In connection with our acquisition of the optical components business of Nortel Networks, we issued two promissory notes in an aggregate principal amount of $50 million. We and certain of our subsidiaries entered into security agreements securing our obligations under the notes as well as the supply agreement. On January 13, 2006, we entered into a series of agreements pursuant to which Nortel Networks was repaid the outstanding amounts under the notes, the notes were cancelled and the security agreements and related security interests were terminated.

GLG Partners
      According to a Schedule 13G filed by GLG North American Opportunity Fund with the SEC on December 23, 2005, as of December 23, 2005, GLG North American Opportunity Fund and its affiliates held 4,697,025 shares of our common stock, which represents approximately 8.1% of our outstanding shares of common stock as of August 31, 2006.
      On August 31, 2006,we entered into definitive agreement for a private placement pursuant to which we issued, on September 1, 2006, 8,696,000 shares of common stock and warrants to purchase up to

2,174,000 shares of common stock to institutional accredited investors, including 1,000,000 shares of common stock and a warrant to purchase up to 250,000 shares of common stock to GLG North American Opportunity Fund and 800,000 shares of common stock and a warrant to purchase up to 200,000 shares of common stock to GLG Technology Fund.
Corporate Governance
      Our board of directors believes that good corporate governance is important to ensure that Bookham is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that Bookham has adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bookham.com. Alternatively, you can request a copy of any of these documents by writing to Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Corporate Governance Guidelines
      Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Bookham and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of Bookham,

•	a majority of the members of the board shall be independent directors,

•	the independent directors shall meet regularly in executive session,

•	directors shall have full and free access to officers and employees of Bookham and, as necessary and appropriate, independent advisors,

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis and

•	at least annually the board and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence
      Under applicable NASDAQ rules, a director of Bookham will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Peter Bordui, Joseph Cook, Lori Holland, W. Arthur Porter or David Simpson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders
      We do not have a written policy with respect to director attendance at annual meetings; however, we do encourage our directors to attend all of our meetings of stockholders. Four of our directors attended our 2005 annual meeting of stockholders.

Board of Directors Meetings
      Our board of directors held 19 meetings, including by telephone conference, during fiscal 2006. The compensation committee of our board of directors held seven meetings, including by telephone conference, during fiscal 2006. The audit committee of our board of directors held 11 meetings, including by telephone conference, during fiscal 2006. The nominating and corporate governance committee of our board of directors held four meetings during fiscal 2006. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

Board Committees
      Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board. A current copy of each committee’s charter is posted on the Governance section of our website, www.bookham.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.
      The members of the compensation committee of our board of directors are Mr. Cook, Dr. Bordui and Dr. Porter. The members of the audit committee of our board of directors are Ms. Holland, Dr. Bordui and Dr. Porter. The members of our nominating and corporate governance committee are Dr. Simpson, Dr. Bordui and Mr. Cook.
      Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act of 1934, as amended.
      Audit Committee. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm,

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing procedures for the receipt and retention of accounting related complaints and concerns and

•	meeting independently with our independent registered public accounting firm and management.
      Our board of directors has determined that Lori Holland is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
      Compensation Committee. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our chief executive officer and other executive officers,

•	making recommendations to the board with respect to incentive compensation and equity-based plans,

•	administering our incentive compensation and equity-based plans and

•	reviewing and making recommendations to the board with respect to director compensation.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the board the requisite skills and criteria for new board members and the composition of the board as a whole,

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees,

•	developing and recommending to the board corporate governance guidelines,

•	overseeing the self-evaluation of the board and

•	overseeing an annual review by the board of succession planning.

Director Nomination Process
      The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria attached to the committee’s charter. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
      Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee, c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2007 Annual Meeting.”

Communicating with the Directors
      The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

Code of Business Conduct and Ethics
      We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website,

www.bookham.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.
Report of the Audit Committee of the Board of Directors
      The audit committee has reviewed Bookham’s audited financial statements for the fiscal year ended July 1, 2006 and has discussed these financial statements with Bookham’s management and independent registered public accounting firm.
      The audit committee has also received from, and discussed with Ernst & Young LLP, Bookham’s independent registered public accounting firm various communications that Bookham’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).
      Bookham’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent registered public accounting firm its independence from Bookham.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to Bookham’s board of directors that the audited financial statements be included in Bookham’s annual report on Form 10-K for the year ended July 1, 2006.
      By the Audit Committee of the Board of Directors of Bookham, Inc.

Lori Holland, Chairman
Peter F. Bordui
W. Arthur Porter
Principal Accountant Fees and Services
      The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for the fiscal years ended July 2, 2005 and July 1, 2006. For the fiscal year ended July 1, 2006, audit fees include an estimate of amounts not yet billed.

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	July 2, 2005	July 1, 2006

	(In thousands)
Audit Fees(1)	$2,568	$3,369
Audit-Related Fees(2)	$269	$333
Tax Fees(3)	$596	$205
All Other Fees(4)	$—	$600

Total Fees	$3,432	$4,507

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services primarily relate to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the SEC, and consultations concerning internal controls, financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services, including advice on the utilization of tax loss carry-forwards in the fiscal years ended July 2, 2005 and July 1, 2006.

(4)	In the fiscal year ended July 2, 2005 our auditors did not bill us for services other than for the audit fees, audit-related fees and tax fees referred to above. In the fiscal year ended July 1, 2006, “All Other Fees” primarily related to services in connection with our acquisition of City Leasing (Creekside) Limited and consultations regarding international matters.
Pre-Approval Policies and Procedures
      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported at the next meeting of the audit committee.
Change in Independent Registered Public Accounting Firm
      Effective May 26, 2006, our audit committee approved the engagement of Ernst & Young LLP of San Jose, California, or E&Y US, as our independent registered public accounting firm for the fiscal year ended July 1, 2006, thereby replacing and dismissing Ernst & Young LLP of Reading, England, or E&Y UK. This change was made because our financial management and consolidated financial accounting and reporting functions are now based in our corporate headquarters in San Jose, California.
      The reports of E&Y UK on our consolidated financial statements as of July 2, 2005 and July 3, 2004, and for the fiscal year ended July 2, 2005, the six month period ended July 3, 2004, and each of the two years in the period ended December 31, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than, in the case of the report on our consolidated financial statements as of July 2, 2005 and for the fiscal year ended July 2, 2005, to include an explanatory paragraph relating to our ability to continue as a going concern.
      During the fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, there were no disagreements between Bookham and E&Y UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of E&Y UK, would have caused E&Y UK to make reference to the subject matter of the disagreements in connection with its report.
      During our fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. The report of E&Y UK on internal control over financial reporting as of September 8, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of certain material weaknesses described in Item 9A(c) of our Annual Report on Form 10-K for the fiscal year ended July 2, 2005.

      During our fiscal year ended July 2, 2005, the six month period ended July 3, 2004, each of the two years in the period ended December 31, 2003 and through the subsequent interim periods, we did not consult with E&Y US regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
PROPOSAL 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our audit committee will reconsider the matter. A representative of Ernst & Young LLP, which served as our independent registered public accounting firm for fiscal 2006, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Ernst & Young LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Bookham and its stockholders.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2007 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than June 1, 2007.
      If a stockholder wishes to present a proposal at the 2007 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to November 1, 2007. However, if the 2007 annual meeting is scheduled to be held prior to October 12, 2007 or after December 31, 2007, the notice must be received no earlier than the 120th day prior to the 2007 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2007 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.
HOUSEHOLDING OF PROXY STATEMENT
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS
      Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.
      We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $4,000 plus expenses relating to the solicitation.
      We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors
September 29, 2006
San Jose, California

Appendix A
BOOKHAM, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

A.	Purpose
      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.
      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements
      6. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
      7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      8. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy or information statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures
      9. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the

Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures
      10. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended.
      11. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      12. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
      13. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.
      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

BOOKHAM, INC.	VOTE BY INTERNET — www.proxyvote.com
ATTN: STOCK ADMINISTRATION 2584 JUNCTION AVENUE SAN JOSE, CA 95134	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Bookham, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bookham, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BKHAM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BOOKHAM, INC.

The shares of common stock of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

Vote on Proposals	For	Withhold

1. To elect Lori Holland as a Class II director for the ensuing three years:	☐	☐
	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.
For address changes and/or comments, please check this box and write them ☐ on the back where indicated.
	Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B-1

PROXY
BOOKHAM, INC.
ANNUAL MEETING OF STOCKHOLDERS
November 1, 2006
This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”).
     The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Giorgio Anania, Stephen Abely, Thomas Kelley and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Wednesday, November 1, 2006, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.
     Has your address changed? Do you have any comments?

Address Changes/ Comments:

(If you noted any Address Changes/ Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

B-2